EXHIBIT 10.46

AGREEMENT

IN THIS AGREEMENT, Cellceutix Corporation, a Nevada corporation (“Cellceutix”), and Wayne O. Aruda, (“Aruda”), Aruda Inc. dba Agrenetics, a Massachusetts corporation (“Agrenetics”), (each of Cellceutix, Aruda, and Agrenetics being a “Party”), agree as follows:

1.	Background

1.1
Aruda and Dr. Krishna Menon, (“Menon”), by a separate agreement of even date herewith, agreed that they jointly invented the compounds and therapeutic uses disclosed and claimed in U.S. Patent No. 8,338,454 (“’454 Patent”), including Kevetrin (as defined below) and its therapeutic uses.

1.2
Aruda assigned all of his rights in Kevetrin and the ‘454 Patent to Agrenetics, and, in consideration for some of Menon’s Cellceutix Class A Common Stock and of Menon’s revenue from exploitation of Kevetrin and Kevetrin Patents (as defined below), Agrenetics has assigned to Menon all of its rights in Kevetrin and the Kevetrin Patents.

1.3
By an agreement dated 17 October 2007, Menon assigned all rights in Kevetrin and any Kevetrin Patents to Cellceutix for certain royalties on the sales of Kevetrin by Cellceutix (“Menon-Cellceutix Agreement”). By an amendment to the Menon-Cellceutix Agreement, Menon has assigned to Cellceutix all rights in Kevetrin and the Kevetrin Patents received from Agrenetics and has requested and agreed that Cellceutix will pay to Agrenetics and its counsel, Finnegan, a defined portion of the royalties otherwise payable to Menon as partial consideration for such rights received by Menon from Agrenetics.

2.	Definitions

2.1
“Affiliate” means any Person controlled by, controlling or under common control with a Party, where for purposes of this definition “control” and cognates thereof means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

2.2	“Cellceutix Shares” means voting, non-voting, common and preferred stock in Cellceutix and options therefor.

2.3	“Effective Date” means the date of signature of the last Party to sign this Agreement.

2.4	“Finnegan” means Finnegan, Henderson, Farabow, Garrett & Dunner, with offices at 901 New York Avenue, NW, Suite 1100, Washington, DC 20001.

2.5
“Kevetrin” means the substance identified by the chemical structure set forth in the ‘454 Patent, all hydrates, salts and esters of that substance, all enantiomers of the substance, all mixtures of the foregoing, all substances developed using any of the foregoing as starting material, as intermediates or as a model or template, and all substances claimed in any Kevetrin Patent. Kevetrin includes the Compound as that term is defined in the Menon-Cellceutix Agreement.

2.6
“Kevetrin Patents” means all patents and patent applications anywhere in the world that disclose and claim Kevetrin and its therapeutic uses, including the ‘454 Patent, all worldwide patent applications that rely for priority on the ‘454 Patent or on any of the applications from which the ‘454 Patent directly or indirectly issued (including U.S. Patent Application No. 13/685,879, filed November 27, 2012), and all worldwide patents issuing from any of the foregoing applications, and all reexaminations, reissues or extensions of any of the foregoing patents.

2.7
“Menon Cellceutix Shares” means all Cellceutix Shares owned or controlled by Menon, his assigns, or any trust or legal entity created by or for the benefit of Menon or his heirs or assigns, where “control” and cognates thereof means possessing a right to receive or to purchase at a set price.

2.8
“Menon Kevetrin Revenue” means any and all money directly or indirectly attributable to sale or transfer of any interest in or right to exploit Kevetrin, therapeutic uses thereof, or any Kevetrin Patent that is received by or payable to Menon, his heirs or assigns, or any trust or legal entity created by or for the benefit of Menon or his heirs or assigns. For the avoidance of doubt, Menon Kevetrin Revenue includes any revenue attributable to Kevetrin or the Kevetrin Patents (a) that is paid to Menon, his heirs or assigns, or any trust or legal entity created by or for the benefit of Menon or his heirs or assigns by anyone other than Cellceutix, or (b) that is payable by Cellceutix to Menon, his heirs or assigns, or any trust or legal entity created by or for the benefit of Menon or his heirs or assigns excluding dividends paid on Menon Cellceutix Shares.

2.9	“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, or other legal entity.

3.	Representations and Warranties

3.1
Cellceutix will cause its counsel to deliver to Agrenetics on the Effective Date a legal opinion letter stating the number of outstanding Cellceutix Class A and Class B shares as of the Effective Date.

3.2	With respect to all Menon Cellceutix Shares being transferred to Agrenetics and Finnegan (“Transfer Shares”), Cellceutix represents:

(a)
Good title to all Transfer Shares was issued to the original owner, free and clear of liens or other encumbrances (including, without limitation, actual or potential resale or exchange requirements and rights of first refusal).

(b)	All Transfer Shares are validly issued, fully paid and non-assessable and were not issued in violation of applicable securities law.

(c)
The Transfer Shares are not prohibited from resale on the basis of Rule 144(i) of the Securities Act of 1933. Cellceutix has been in compliance with Rule 144(i)(2) of the Securities Act ("Rule 144(i)(2)") in all respects for a period of one year prior the Effective Date, and will be in compliance with Rule 144(i)(2) in all respects until the third anniversary of the Effective Date.

(d)	The Transfer Shares will be eligible for resale if the requirements of Rule 144 of the Securities Act of 1933 are met.

3.3
Cellceutix warrants that Cellceutix, Cellceutix’s Affiliates, and/or Cellceutix’s officers or directors will not take any action or fail to take any action designed or intended to render any Transfer Shares ineligible for resale pursuant to the terms of Rule 144 of the Securities Act of 1933.

3.4	Cellceutix represents that

(a)
its execution and performance of this Agreement has been duly authorized by all required corporate action, are valid, binding and enforceable, and do not and will not conflict with law, other contracts, or any rights or obligations of other parties;

(b)	no government, contractual or other consents are required for it to enter into this Agreement;

(c)
it is current with all local, state, and federal corporate and regulatory filings, and is duly registered and authorized in all jurisdictions where it conducts business (including, without limitation, Nevada and Massachusetts);

(d)	it has the power and authority to bind and has bound its Affiliates to the terms of this Agreement;

(e)
except for the Menon-Cellceutix Agreement as amended, as of the Effective Date, it is not a party to any agreement or contract with Menon that pertains to Cellceutix Shares, Kevetrin Patents or Kevetrin;

(f)	except for the Menon-Cellceutix Agreement as amended, as of the Effective Date, it has not assigned, pledged or encumbered any Menon Kevetrin Revenue; and

(g)
as of the Effective Date, it has not received any revenue that would be payable to Menon under the Menon-Cellceutix Agreement and it has not paid to Menon any amount based on sales of Kevetrin or exploitation of Kevetrin Patents.

3.5
Cellceutix represents that, as of the Effective Date, (a) except for any Aruda or Agrenetics interest assigned to Menon or by Menon to Cellceutix, it owns all right, title and interest in Kevetrin, therapeutic uses thereof, and all Kevetrin Patents, (b) it has not assigned or transferred or agreed to assign or transfer to a third party any interest in Kevetrin, therapeutic uses thereof, or any Kevetrin Patent, and (c) it has not pledged or encumbered its interest in Kevetrin, therapeutic uses thereof, or any Kevetrin Patent.

3.6
Aruda represents that, as of the Effective Date, except for the assignment to Agrenetics, (a) he has not assigned or transferred or agreed to assign or transfer to a third party any interest in Kevetrin, therapeutic uses thereof, or any Kevetrin Patent, and (b) he has not pledged or encumbered his interest in Kevetrin, therapeutic uses thereof, or any Kevetrin Patent.

3.7
Agrenetics represents that, as of the Effective Date, (a) it has not assigned or transferred or agreed to assign or transfer to a third party any interest in Kevetrin, therapeutic uses thereof, or any Kevetrin Patent, and (b) it has not pledged or encumbered its interest in Kevetrin, therapeutic uses thereof, or any Kevetrin Patent.

3.8	Aruda represents that he did not derive his contribution to Kevetrin and its therapeutic uses as disclosed in the Kevetrin Patent from any third party.

3.9	Cellceutix warrants that

(a)
it will not assign, transfer, pledge or license to any third party Kevetrin, therapeutic uses thereof, or any Kevetrin Patent without (i) written agreement from such third party to the terms and conditions of this Agreement, and (ii) prior written notice thereof to each of Aruda, Agrenetics, and Finnegan;

(b)
except for (i) the exercise of stock options granted before 1 January 2014 for a strike price that at the time was fair market value, and (ii) issuance to Mr. Leo Ehrlich of stock on conversion of a convertible loan dated before 1 January 2014, it will not issue stock to its officers or directors or their respective family members, or to its Affiliates for less than fair market value and will not issue stock options or other equity-oriented rights to its officers or directors or their respective family members or Affiliates for a purchase price or strike price that is less than fair market value, in either case for a period of three years following the Effective Date;

(c)
it will not engage in any acts, omissions, or transactions (including, without limitation, mergers, acquisitions, buybacks, spin-offs, and issuances and sales of securities) that will result in an unfair or discriminatory effect on Aruda, Agrenetics or Finnegan;

(d)
in the event that the terms, restrictions, or obligations placed on the Menon Cellceutix Shares are changed or modified at any time within three years after the Effective Date, Agrenetics and Finnegan shall have the right, in their individual discretion, to elect to have their respective Transfer Shares reflect an equal change or modification; and

(e)
as issuer of Cellceutix Shares, it will comply with all securities laws and regulations, will timely file with the Securities and Exchange Commission (SEC) all reports required to keep public information about Cellceutix current, and, for a period of three years following the Effective Date, will provide a written statement verifying the same within three business days after the request therefor of Aruda, Agrenetics, or Finnegan.

3.10
Cellceutix represents and warrants that the only restriction on Transfer Shares will be the restriction on sale pursuant to Rule 144(b)(1)(i) of the Securities Act of 1933. Cellceutix further agrees it will not contravene the position that Aruda, Agrenetics, and Finnegan are not "affiliates" of Cellceutix for purposes of Rule 144 of the Securities Act of 1933 as a result of their respective ownership of Transfer Shares.

3.11	Cellceutix represents that there are no shareholder agreements applicable to any Transfer Shares.

3.12
Cellceutix represents that Aruda, Agrenetics, and Finnegan have not had and as of the Effective Date do not have the power or authority to direct or control the corporate management and policies of Cellceutix for purposes of Rule 405 of the Securities Act of 1933. Based on its understanding of the number of Transfer Shares to be transferred to Aruda, Agrenetics, and Finnegan, Cellceutix represents that they will not have such power or authority.

3.13
The representations and warranties in this Article 3 are material to the Agreement. In the event of a material breach by a Party of any representation or warranty of Article 3 of this Agreement, the other Parties will be entitled all available remedies at law or in equity

4.	Payments

4.1	Cellceutix will pay to Agrenetics and Finnegan fifty percent (50%) of Menon Kevetrin Revenue payable to Menon under the Menon-Cellceutix Agreement as amended.

4.2
Cellceutix acknowledges that stock certificates representing the Transfer Shares transferred to Agrenetics and Finnegan will contain a restrictive legend for purposes of Rule 144 of the Securities Act of 1933 (the “Restrictive Legend”). Cellceutix agrees to perform, or cause others to perform, all acts reasonably required for the removal of the Restrictive Legend promptly upon the completion of the six-month period after the transfer date of the Transfer Shares, including (i) when requested by Agrenetics or Finnegan, supplying any facts or information relevant to any necessary opinion letter in support of removal of the Restrictive Legend, and (ii) when requested by Agrenetics or Finnegan, providing any and all facts, documents, and information related to the issuance, sale, resale, or transfer of the Transfer Shares to all owners or holders thereof from the time of issuance to the Effective Date, including, without limitation, documentation regarding the consideration paid, or services provided, for the Transfer Shares, and all agreements or Board of Directors resolutions related to the issuance, sale, resale, or transfer of the Transfer Shares to any prior owner or holder, and Cellceutix will not unreasonably deny, condition, or delay earlier removal of the Restrictive Legend or the transfer of the Transfer Shares.

(a)
Not later than the Effective Date, Cellceutix will instruct its transfer agent in writing, with a copy to Agrenetics and Finnegan, to cooperate with Agrenetics and Finnegan to remove any Restrictive Legend from stock certificates representing the Transfer Shares as soon as permitted by relevant regulations following receipt from Agrenetics and/or Finnegan, as applicable, of (i) a Legend Removal Request (as defined below), and (ii) a legal opinion letter to Cellceutix’s transfer agent authorizing the removal of the Restrictive Legend.

(b)
“Legend Removal Request” shall mean: (i) a broker representation letter; (ii) a shareholder representation letter; (iii) SEC Form 144; and (iv) a copy of the Cellceutix stock certificate (each, as applicable, in a form as reasonably accepted by comparable issuers of restricted stock pursuant to Rule 144 of the Securities Act of 1933).

5.	Other Provisions

5.1
This Agreement will be in effect from the Effective Date until the later of expiration of the last to expire of the Kevetrin Patents or the last day on which Menon Kevetrin Revenue is payable to or receivable by Menon.

5.2
Agrenetics may assign any or all of its rights to Aruda, a family member of Aruda, or an Affiliate of Agrenetics without the consent of Cellceutix. Cellceutix may assign this Agreement to a third party, without the permission of the other Parties, in conjunction with sale of all of Cellceutix’s assets associated with this Agreement, and the other Parties will accept such third party as a party hereto upon receipt of a written agreement by the third party to be bound by the terms hereof. With respect to the preceding sentence, all of Cellceutix’s assets associated with this Agreement must include Kevetrin, all pre-clinical and clinical data with respect to Kevetrin and therapeutic uses thereof, any regulatory filings or approvals for Kevetrin or uses thereof, and all Kevetrin Patents.

5.3	Each Party agrees, without charge, to cooperate with the other Parties and to execute all documents reasonably necessary to effect the purposes hereof.

5.4
Notwithstanding anything contained in this Agreement to the contrary, the obligations of the Parties with respect to the consummation of the transactions contemplated by this Agreement will be subject to all laws, present and future, of any government having jurisdiction over the Parties and this transaction, and to orders, regulations, directions or requests of any such government.

5.5
This Agreement will be interpreted, construed, and enforced in all respects in accordance with the laws of the Commonwealth of Massachusetts, without reference to its choice of law principles to the contrary. Each Party irrevocably consents to the exclusive jurisdiction and venue of the courts located in the Commonwealth of Massachusetts in connection with any action, suit, proceeding, or claim arising under or by reason of this Agreement. In the event of any legal action between the Parties, the prevailing Party or Parties shall be entitled to receive from the other full reimbursement of reasonable attorneys’ fees and costs (including court costs and costs of collection) that are incurred in such legal action.

5.6
All notices given hereunder will be given in writing (in English or with an English translation), will be delivered to the address set forth below by (i) personal delivery, or (ii) delivery postage prepaid by an internationally-recognized express courier service, receipt required:

TO ARUDA:	TO CELLCEUTIX:

Wayne O. Aruda	Cellceutix Corporation 100 Cumming Center, Suite 151-B, Beverly, MA 01915 USA

TO AGRENETICS Aruda Inc. dba Agrenetics

WITH COPY TO FINNEGAN: Finnegan 901 New York Avenue, NW Suite 1100 Washington, DC 20001

Notices are deemed given on (a) the date of receipt if delivered personally or by express courier or (b) if delivery refused, the date of refusal. Notice given in any other manner will be deemed to have been given only if and when received at the address of the person to be notified. Either Party may from time to time change its address for notices under this Agreement by giving the other Parties written notice of such change in accordance with this Section.

5.7
Aruda and Agrenetics, on the one hand, and Cellceutix and Menon, on the other hand, are independent contractors. Nothing in this Agreement will be construed to create a partnership, joint venture, franchise, fiduciary, employment or agency relationship between them. Neither of them has any express or implied authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party.

5.8
If any provision of this Agreement is found to be invalid or unenforceable, then the remainder of this Agreement will have full force and effect, and the invalid provision will be modified, or partially enforced, to the maximum extent permitted to effectuate the original objective.

5.9
Failure by either Party to enforce any term of this Agreement will not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the Parties.

5.10
None of the Parties will be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. No oral explanation or oral information by any Party hereto will alter the meaning or interpretation of this Agreement. No amendments or modifications will be effective unless in a writing signed by authorized representatives of all Parties. The terms and conditions of this Agreement will prevail notwithstanding any different, conflicting or additional terms and conditions that may appear on any letter, email or other communication or other writing not expressly incorporated into this Agreement.

5.11
Finnegan is an intended beneficiary of this Agreement. This Agreement is not intended to confer any right or benefit on any other third party (including, but not limited to, any employee or beneficiary of any Party), and no action may be commenced or prosecuted against a Party by any other third party claiming as a third-party beneficiary of this Agreement or any of the transactions contemplated by this Agreement.

5.12	This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument.

5.13
The Parties agree and acknowledge that they will act in good faith with respect to all terms and provisions of this Agreement, and not take, assist, or encourage acts or omissions that are inconsistent with, or that will have the effect of destroying or injuring the rights of the other Parties, or subverting the terms, conditions, and benefits, or consideration provided in this Agreement.

SIGNATURE PAGE FOLLOWS

In witness whereof, intending to be legally bound, the Parties have executed this Agreement.

	Aruda Inc. dba Agrenetics	Cellceutix Corporation

Wayne O. Aruda	By Wayne O. Aruda

By:

	Name:	Name:
	Title:	Title:
Date: